INDEPENDENT AUDITORS' OPINION



To the Stockholders and Board of Directors
US Highland, Inc.
Jenks, Oklahoma

We have audited the accompanying balance sheet of U.S. Highland, Inc. as of December 31, 2009 and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U.S. Highland, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

Hood Sutton Robinson & Freeman CPAs., P.C.
Certified Public Accountants

Tulsa, Oklahoma
March 11, 2010




                            U.S. Highland, Inc.
                              Balance Sheet
                           December 31, 2009
Assets
Current Assets:
  Cash                                                 $   392,766
  Accounts Receivable                                      116,043
  Inventory                                              4,254,582
                                                       -----------
                                                         4,763,391
                                                       -----------
Property and Equipment:
  Vehicle                                                   20,750
  Furniture and Fixtures                                    43,297
  Tooling                                                  300,000
  Accumulated Depreciation                                  (5,168)
                                                       -----------
                                                           358,879
                                                       -----------
Other Assets:
  Investment in Harcom                                     143,820
  Deposits                                                   1,102
                                                       -----------
                                                           144,922
                                                       -----------
Total Assets                                           $ 5,267,192
                                                       ===========
Liabilities and Stockholders' Equity
Current Liabilities:
  Accounts Payable                                     $   264,097
  Current Portion of Long-Term Debt                          8,400
  Accrued Liabilities                                        2,754
                                                       -----------
                                                           275,251
                                                       -----------
Long-term Liabilities:
  Notes Payable                                             34,707
  Current Portion of Long-Term Debt                         (8,400)
                                                       -----------
                                                            26,307
Deferred Income Taxes                                        8,386
                                                       -----------
                                                            34,693
                                                       -----------


Stockholders' Equity:
  Common Stock, 100 million shares authorized,
   par $0.01, 10 million shares issued and outstanding     100,000
  Paid in Capital                                        4,810,149
  Retained Earnings                                         47,099
                                                       -----------
  Total Stockholders' Equity                             4,957,248
                                                       -----------
  Total Liabilities and Stockholders' Equity           $ 5,267,192
                                                       ===========

           The accompanying notes are an integral part of these financial statements



                          U.S. Highland, Inc.
              Statement of Operations and Retained Earnings
                  For the Year Ended December 31, 2009


Revenue:
  Sales                                                $   454,182
                                                      ------------

Operating Expenses:
  General and Administrative                               269,484
  Racing                                                   102,031
  Research and Development                                  15,852
  Selling                                                    3,500
  Depreciation                                               5,168
                                                       -----------
     Total Operating Expenses                              396,035
                                                       -----------
  Operating Income                                          58,147

Other Income (Expense):
  Interest Income                                               92
                                                       -----------
Income before Provision for Income Taxes                    58,239

Provision for Income Taxes                                  11,140
                                                       -----------
Net Income                                                  47,099

Retained Earnings, Beginning of Year                             -
                                                       -----------
Retained Earnings, End of Year                         $    47,099
                                                       ===========

           The accompanying notes are an integral part of these financial statements




                           U.S. Highland, Inc.
                       Statement of Cash Flows
                   For the Year Ended December 31, 2009

Cash Flows From Operating Activities
    Cash received from customers                       $   454,182
    Interest received                                           91
    Cash paid to employees and suppliers                  (382,571)
                                                       -----------
  Net Cash Provided by (Used in) Operating Activities       71,702
                                                       -----------

Cash Flows From Investing Activities
  Property and equipment purchases                         (27,377)
  Net purchase of investments                             (143,820)
                                                       -----------
  Net Cash Provided by (Used in) Investing Activities     (171,197)
                                                       -----------
Cash Flows From Financing Activities
  Issuance of common stock                                 357,149
  Proceeds from short-term debt                            137,075
  Repayment of long-term debt                               (1,963)
                                                       -----------
  Net Cash Provided by (Used In) Financing Activities      492,261
                                                       -----------
Net Increase (Decrease) In Cash and Cash Equivalents       392,766

Cash And Cash Equivalents at Beginning of Year                   -
                                                       -----------
Cash And Cash Equivalents at End of Year               $   392,766
                                                       ===========
Reconciliation of Net Income (Loss) to
Cash Provided by (Used in) Operating Activities
Net income (loss)                                      $    47,099
  Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
    Depreciation                                             5,168
    (Increase) decrease in prepaid assets                   (1,102)
    (Increase) decrease in inventories                      (1,582)
    Increase (decrease) in accounts payable                 10,979
    Increase (decrease) in income taxes payable              2,754
    Increase (decrease) in deferred expenses                 8,386
                                                       -----------
  Total Adjustments                                         24,603
                                                       -----------
  Net Cash Provided by (Used in) Operating Activities  $    71,702
                                                       ===========
Supplemental Disclosures
NONCASH INVESTING AND FINANCING ACTIVITIES
  Assets acquired by assumption of debt                $    36,670
  Assets acquired by issuance of equity                $ 4,453,000

           The accompanying notes are an integral part of these financial statements

                        U.S. Highland, Inc.
                  Notes to Financial Statements
                For the year ended December 31, 2009

Note 1 - Organization and Operations

Organization

U.S. Highland, Inc. ("Highland" or the "Company") was incorporated on January 29, 2009, under the laws of the State of Oklahoma. U.S. Highland, Inc. merged with Harcom Productions, Inc., ("Harcom") a public company, on January 22, 2010 with Harcom as the surviving corporation and with US Highland, Inc. as the name of the merged corporation. Since its formation, the Company's primary activities have consisted of launching marketing activities and gearing up for manufacturing in the United States (the Highland brand was originally launched in Sweden in 1996). Manufacturing and sales activities commenced during the last quarter of 2009.

Note 2 - Summary of Significant Accounting Policies

Description of Business

The mission of the Company is to pursue, develop and market recreational powersports, including motorcycles, ATVs, accessories, and related products primarily, as an original equipment manufacturer. The Company's proprietary products include the following:

   -  The Highland 250-550cc single cylinder 4 stroke engine line
   -  The Highland 750-1150cc v-twin engine line
   -  The Highland single cylinder and v-twin motorcycle lines
   -  The Highland ATV product line

The intellectual property was developed in Sweden by the Highland
Group, originally founded in 1996.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, this caption includes cash on hand and in banks, and certain short-term deposits. The Company considers all highly liquid debt instruments purchased with a maturity of three months or less from the date of purchase to be cash equivalents.


Note 2 - Summary of Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, which is codified at FASB ASC 740, Income Taxes. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, SFAS No. 109 requires the recognition of future tax benefits, such as net operating loss carry forwards, to the extent that realization of such benefits is more likely than not. The amount of deferred tax liabilities or assets is calculated using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not to be realized.

Use of estimates

The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and the disclosure of contingent assets and liabilities. Actual results could differ from the estimates and assumptions used.

Fair value of financial instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument held by the Company:

Current assets and current liabilities - The carrying value approximates fair value due to the short maturity of these items.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the historical carrying amount net of write-offs and allowance for doubtful accounts. The Company establishes an estimated allowance for doubtful accounts receivable based on various factors, including revenue, historical credit loss experience, current trends, and any specific customer collection issues that the Company has identified. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined the balance will not be collected.

Inventory
Inventory consists of components and finished goods inventory, powersports vehicles, equipment, and tooling and is stated at cost. Cost is determined by using the average cost method.

Property, Plant and Equipment:

Property and equipment is recorded at original purchase cost. Major renewals and betterments are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the depreciable assets, which are ten years for tooling, and five to seven years for equipment, vehicles and furniture.

Note 3 - Recent Accounting Pronouncements

The following are summaries of recent accounting pronouncements that are relevant to the Company:

In June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140" ("SFAS
No. 166"). SFAS No. 166 amends SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS No. 166 improves the comparability of information that a reporting entity provides regarding transfers of financial assets and the effects on its financial statements. SFAS No. 166 is effective for interim and annual reporting periods ending after November 15, 2009. The Company is currently evaluating the effect that SFAS No. 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS No. 167"). SFAS No. 167 amends FIN
No. 46(R), "Consolidation of Variable Interest Entities" and changes the consolidation guidance applicable to a variable interest entity. Among other things, it requires a qualitative analysis to be performed in determining whether an enterprise is the primary beneficiary of a variable interest entity. SFAS No. 167 is effective for interim and annual reporting periods ending after November 15, 2009. The Company is currently evaluating the effect that SFAS No. 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards Codification (tm) and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 replaces SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" as the source of authoritative accounting principles recognized by the FASB to be applied by non-governmental entities in the preparation of financial statements in accordance with generally accepted accounting principles. SFAS No. 168 is effective for interim and annual reporting periods ending after September 15, 2009. On September 30, 2009, the Company adopted SFAS No. 168, which has no effect on the Company's financial statements as it is for disclosure purposes only.

Note 3 - Recent Accounting Pronouncements - (Continued)

In May 2009, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 165, "Subsequent Events" ("SFAS No. 165"). SFAS No. 165 establishes the period in which management of a reporting entity should evaluate events and transactions for recognition or disclosure in the financial statements. It also describes the circumstances under which an entity should recognize events or transactions that occur after the balance sheet date. SFAS No. 165 is effective for interim and annual reporting periods ending after June 15, 2009. The Company does not expect the adoption of SFAS No. 165 to have a material effect on its financial statements and related disclosures.

Note 4 - Notes Payable

On August 25, 2009 the Company financed the purchase of a van through Security Bank. The note has an interest rate of 6.78% per annum and matures September 1, 2013. The monthly principal and interest payments are $877.

Below are the estimated annual principal installments due on notes payable for the four years subsequent to December 31, 2009:

Year       Principal
2010        $8,400
2011         9,000
2012         9,600
2013         7,707


Note 5 - Leases

During 2009 the Company entered into operating lease agreements for vehicles and equipment from a single lessor, Frog Flight Financial Group, to be used in the Company's operations. The lease terms ranged from one year to two years. Some of the leases expired during the year ended December 31, 2009, while the remaining leases expire December 31, 2010. Lease expense for 2009 was $13,968. Lease expense for the year ending December 31, 2010 will be approximately $38,000.



Note 6 - Income Taxes

The components of the provision for income taxes for the years ended December 31, 2009 is as follows:



Operating Activities:
Current      $  2,754
Deferred        8,386
             --------
             $11,140

The provision for deferred income taxes for the years ended December 31, 2009 was entirely comprised of the difference between book and tax depreciation.

Note 7 - Transfer of Assets for Stock

During 2009 the Company received assets from Highland Group AB in exchange for stock. The assets received in the exchange are summarized below:

	Intellectual property including product designs, proprietary and patent pending technology.
	The Highland brand name.
	Inventory which included components and finished goods.
	New product prototypes.

Note 8 - Subsequent Events

U.S. Highland, Inc. merged with Harcom Productions, Inc., a public company, on January 22, 2010 with Harcom as the surviving corporation and with US Highland, Inc. as the name of the merged corporation.

The Company signed an Office Lease Agreement (the "Agreement") on
February 20, 2010. The Agreement commences on March 1, 2010 with a monthly rental of $8,500. The Agreement has a purchase option, which if exercised by the Company, would terminate the lease.

Note 9 - Proforma Financial Statements

Following is the proforma balance sheet and income statement as if the acquisition occurred on December 31, 2009.

                             U.S. Highland, Inc.   Harcom   Eliminations   Consolidated
                             -------------------   ------   ------------   ------------
Assets
Current Assets:
  Cash and cash equivalents   $  492,766         $  32,696                  $  425,462
  Accounts receivable            116,043            41,292                     157,335
  Inventory                    4,254,582                                     4,254,582
                              ----------         ---------    ---------     ----------
    Total current assets       4,763,391            73,988            -      4,837,379
                              ----------         ---------    ---------     ----------
  Property and Equipment         364,047           217,878                     581,925
  Accumulated depreciation        (5,168)         (217,878)                   (223,046)
                              ----------         ---------    ---------     ----------
    Net property and equipment   358,879                 -            -        358,879
                              ----------         ---------    ---------     ----------
Other Assets:
  Intangible assets (net of
    amortization)                      -            72,235                      72,235
  Investment in subsidiary       143,820                 -     (143,820)             -
  Deposits                         1,102             1,500                       2,602
                              ----------         ---------    ---------     ----------
    Total other assets           144,922            73,735     (143,820)        74,837
                              ----------         ---------    ---------     ----------
Total Assets                  $5,267,192         $ 147,723    $(143,820)    $5,271,095
                              ==========         =========    =========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities:
    Accounts payable          $  264,097         $  17,263                  $  281,360
  Due to related parties               -           164,070                     164,070
    Current portion of
     long-term debt                8,400             9,207                      17,607
    Accrued liabilities            2,754                                         2,754
                              ----------         ---------    ---------     ----------
Total Current Liabilities        275,251           190,540            -        465,791
                              ----------         ---------    ---------     ----------


Long-Term Liabilities:
  Notes payable (net of
   current portion)               26,307           131,660                     157,967
  Deferred income taxes            8,386                 -                       8,386
                              ----------         ---------    ---------     ----------
Total Long-Term Liabilities       34,693           131,660            -        166,353
                              ----------         ---------    ---------     ----------
Stockholders' Equity:
  Common stock                   100,000            16,375                     116,375
  Paid in surplus              4,810,149           242,887     (143,820)     4,909,216
  Retained earnings(deficit)      47,099          (433,739)                   (386,640)
                              ----------         ---------    ---------     ----------
Total Stockholders' Equity
  (Deficit)                    4,957,248          (174,477)    (143,820)     4,638,951
                              ----------         ---------    ---------     ----------
Total Liabilities and
 Stockholders' Equity
 (Deficit)                    $5,267,192          $147,723    $(143,820)    $5,271,095
                              ----------         ---------    ---------     ----------

                             U.S. Highland, Inc.   Harcom   Eliminations   Consolidated
                             -------------------   ------   ------------   ------------
Revenue                         $454,182         $ 230,120                  $684,302
Cost of Goods Sold                     -                 -                   (88,984)
                                --------         ---------    --------      --------
Gross Profit                     454,182           141,136           -       595,318
                                --------         ---------    --------      --------
Operating Expenses:
  General and administrative      269,484            70,241           -        339,725
  Racing                          102,031                                      102,031
  Research and development         15,852                                       15,852
  Selling                              35                                           35
  Depreciation                      5,168                                        5,168
  Medical insurance                                     834                        834
  Employee compensation                             167,889                    167,899
                                --------         ---------    --------      --------
  Total Operating Expenses       392,570           238,964           -       631,534
  Operating Income (Loss)         61,612           (97,828)                  (36,216)
                                --------         ---------    --------      --------
Other Income (Expense)
  Interest income                     92                                          92
  Interest expense                                 (13,072)                  (13,072)
                                --------         ---------    --------      --------
                                      92           (13,072)          -       (12,980)
                                --------         ---------    --------      --------
Net Income before Income Taxes    61,704          (110,900)                  (49,196)
Provision for income taxes       (11,140)                -                   (11,140)
                                --------         ---------    --------      --------
Net Income (Loss)               $ 50,564         $(110,900)   $      -      $(60,336)
                                ========         =========    ========      ========


US Highland, Inc.
Notes to Financial Statements
December 31, 2009

19